Exhibit 32.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of New Dragon Asia Corp. (the “Company”), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 25, 2009 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 16, 2009	By:	/s/ Li Xia WANG
Li Xia WANG (Principal Executive Officer)
Chief Executive Officer

Dated: November 16, 2009	By:	/s/ Ling Wang
Ling Wang
Chief Financial Officer (Principal Financial and Accounting Officer)